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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                February 20, 2007
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                     1 7023                      04-1933106
(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

941 Grinnell Street, Fall River, Massachusetts                       02721
   (Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (508) 678-1951


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

On February 20, 2007 Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), entered into a purchase and sale agreement with respect to the Company's 245,000 square foot Plant C corporate headquarters facility located at 1082 Davol Street in Fall River, Massachusetts calling for the sale of this facility to Rosewood Management Associates, Inc., a Massachusetts corporation, (the "Buyer") for $4.7 million (the "P&S").

Selling this facility is consistent with Quaker's overall restructuring plan which, inter alia, calls for the sale of all Company-owned real property not needed to support the Company's operations. The P&S calls for an initial deposit of $230,000, which was paid upon execution of the P&S and an additional deposit of $100,000 payable within two (2) business days after the expiration of the Inspection Period, which pursuant to the terms of the P&S, will expire on February 22, 2007. During the Inspection Period, the Buyer has the right to review title, permitting, environmental and other due diligence matters related to the property. In the event the Buyer determines, in his sole discretion and during the Inspection Period, that it is dissatisfied with such matters, the Buyer has the right to terminate the P&S prior to the end of the Inspection Period. Closing of this transaction is anticipated prior to March 31, 2007, and as a condition to Closing, Quaker and the Buyer have agreed to enter into a five
(5) year lease, commencing on the Closing Date (the "Lease"). The Lease, by and between Quaker, as Tenant, and the Buyer, as Landlord, will call for Quaker to lease approximately 127,000 square feet of space at the facility, allowing Quaker's corporate offices, design operation and R&D area to remain at this site. The Lease will also provide for two renewal options, the first for a period of three (3) years following the initial lease termination date, and the second for a period two (2) additional years.

The foregoing description of the P&S is qualified in its entirety by reference to the P&S filed as Exhibit 10.46 to this Form 8-K and incorporated by reference herein.


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Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

10.46 Purchase and Sale Agreement dated February 20, 2007 by and between Quaker Fabric Corporation of Fall River, as Seller, and Rosewood Management Associates, Inc., a Massachusetts corporation, as Buyer


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    QUAKER FABRIC CORPORATION
                                                    (Registrant)



Date: February 20, 2007                             /s/ Paul J. Kelly
                                                    ----------------------------
                                                    Paul J. Kelly
                                                    Vice President - Finance and
                                                    Treasurer


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                                                                   EXHIBIT INDEX


10.46 Purchase and Sale Agreement dated February 20, 2007 by and between Quaker Fabric Corporation of Fall River, as Seller, and Rosewood Management Associates, Inc., a Massachusetts corporation, as Buyer


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